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                                                       Exhibit 21
                            The Advest Group, Inc.

                             List of Subsidiaries

                                                     Jurisdiction      Present
   Name                                        Where Incorporated     Ownership
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Advest, Inc.                                             Delaware          100%
   Advest Insurance Agency, Inc.                    Massachusetts          100%
   Balanced Capital Services, Inc.                    Connecticut          100%
   Vercoe Insurance Agency, Inc.                             Ohio          100%

Advest Bank                                           Connecticut          100%
   Admass Corp.                                     Massachusetts          100%
   Admyst Corp.                                       Connecticut          100%
   Advest Mortgage Corp (formerly
          Advantage Service Corp.)                    Connecticut          100%
   Advest Credit Corporation                          Connecticut          100%
   A.B. Realty Corp.                                  Connecticut          100%
   Laurel Woods Development Corp.                     Connecticut          100%
   Salem Corp. of CT                                  Connecticut          100%

Advest Capital, Inc.                                  Connecticut          100%

Advest Transfer Services, Inc.                           Delaware          100%

Bank Street Management Company                        Connecticut          100%

Billings & Company, Inc.                              Connecticut          100%
   Billings Management Co.                            Connecticut          100%

Boston Security Counsellors, Inc.                   Massachusetts          100%

Central Row Corp.                                     Connecticut          100%

SRNY, Ltd. (formerly Shore & Reich, Ltd.)             Connecticut          100%
   Coordinated Planning, Ltd.                            New York          100%

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